EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos 333-63321, 333-125361,333-192101, 333-228307 and 333-273868) of Saga Communications, Inc. of our report dated April 14, 2026, relating to the consolidated financial statements of Saga Communications, Inc. and our report dated the same relative to the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Fort Lauderdale, Florida
April 14, 2026